UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2008

Trimble Navigation Limited
(Exact name of registrant as specified in its charter)

California	0-18645	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 23, 2008, Trimble Navigation Limited (“Trimble”) issued a press release revising its revenue and earnings per share guidance for the fourth fiscal quarter of 2007.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by this reference.

The information in this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (“Exchange Act”), or otherwise subject to the liabilities of that section.  The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On January 23, 2008, Trimble issued a press release announcing that its board of directors authorized a share repurchase program for up to $250 million, effective February 1, 2008.  The timing and actual number of shares repurchased will depend on a variety of factors including price, regulatory requirements, capital availability, and other market conditions.  The program does not require the purchase of any minimum number of shares and may be suspended or discontinued at any time.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1    Press Release dated January 23, 2008 relating to Trimble’s revised revenue and earnings per share guidance.

99.2    Press Release dated January 23, 2008 relating to Trimble’s share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: January 23, 2008	By:	/s/ Irwin Kwatek
Irwin Kwatek
Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 23, 2008 relating to Trimble’s revised revenue and earnings per share guidance.

99.2	Press Release dated January 23, 2008 relating to Trimble’s share repurchase program